CUSIP No.	500648100	Page	26	of	31

EXHIBIT A
Joint Filing Agreement
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D. This Joint Filing Agreement shall be included as an exhibit to such joint filing. In evidence thereof, each of the undersigned being duly authorized, hereby execute this Agreement this 15th day of November, 2006.

By:	Lawrence B. Copperman as attorney in fact
Michael Jaharis

By:	Lawrence B. Copperman as attorney in fact
Mary Jaharis

WILSON POINT HOLDINGS, LP
By:	Cubs Management, LLC, its General Partner

By: Lawrence B. Copperman as attorney in fact
Steven Jaharis, Manager

CUBS MANAGEMENT, LLC
By:	Lawrence B. Copperman as attorney in fact
Steven Jaharis, Manager

KOS INVESTMENTS, INC.
By:	Lawrence B. Copperman as attorney in fact
Kathryn Jaharis, President

KOS HOLDINGS, INC.
By:	Lawrence B. Copperman as attorney in fact
Kathryn Jaharis, President

By:	Lawrence B. Copperman as attorney in fact
Kathryn Jaharis

By:	Lawrence B. Copperman as attorney in fact
Steven Jaharis

JAHARIS HOLDINGS, LLC
By:	Lawrence B. Copperman as attorney in fact
Mary Jaharis, Managing Member

JAHARIS FAMILY FOUNDATION, INC.
By:	Lawrence B. Copperman as attorney in fact
Kathryn Jaharis, President

CUSIP No.	500648100	Page	27	of	31

STEVEN JAHARIS GENERATIONAL TRUST
By:	Lawrence B. Copperman as attorney in fact
Steven Jaharis, Trustee